Master Repurchase
Agreement

Septem ber 1996 Version

Dated as of February 21, 2018

Between: Credit Suisse AG, Cayman Islands Branch

and
GCAT Depositor 2017-19, LLC
..,,......... .......... ........................... ..... ................... -.- ·--- ..

1. Applicability
From ti me to time the parties hereto may enter into transactions in which one party ("Seller") agrees to transfer to the other ("Buyer") securities or other assets ("Securities") agai nst the transfer of funds by Buyer, wi th a simultaneous agreement by Buyer to transfer to Seller such Securities at a da te certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and , unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and
i n any other annexes identified herei n or therein as applicable hereunder.

2 . Definitions
(a)"Act of Insolvency", with respect to any party, (i) the commencement by such party as debtor of any casr. or proceedi ng u nder any bankruptcy, insolvency, reorganization, liquidation, moratori um, dissolution. delinq uency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substa ntial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appoi ntment or election, (ii) the commence ment of any such case or proceeding against such party, or another seeking such an appoint ment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appoint ment or election, the issuance of such a protective decree or the entry of an order having a sim ilar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party's inability to pay such party's debts as they become due;

(b)"Additional Pu rchased Securities", Securities provided by Seller to Buyer pursuant to Paragraph 4 (a) hereof ;

(c)"Buyer 's Margin Amou nt", with respect to any Transact.ion as of any date, the amount obtained by application of the Buyer's Margin Percentage to the Repurchase Price for such Transaction as of such date;

(d)"Buyer's Margin Percentage", with respect to any Transact.ion as of any date, a percentage (which may be equal to the Seller's Margin Percentage) agreed to by Buyer and Seller or, in the absence of any su ch agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

(e)"Confirmation", the meani ng specified in Paragraph 3(b) hereof;

(f)"Income", with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;

(g) "Margin Deficit", the meaning specified in Paragraph 4 (a) hereof;

(h)"Margin Excess", the meaning specified in Paragraph 4 (b) hereof;

(i)"Margin Notice Deadline", the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfac tion of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreernent, the deadline for such purposes established in accordance with market practice) ;

Q) "Market Value", wi th respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income cred ited or transferred to, or applied to the obligations of , Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities) ;

(k)"Price Differential", with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days dur ing the period commencing on (and including) the Pu rchase Date for such Transaction and ending on (but excludi ng) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer wi th respect to such
Transaction) ;

(i)"Pricing Rate", the per annu m percentage rate for determination of the Price Differential;

(m)"Prime Rate", the prime rate of U.S. commercial banks as published in The Wall Street
Journal (or, if more tha n one such rate is published, the average of such rates) ;

(n)"Purchase Date", the date on which Purchased Securities are to be transferred by Seller to Buyer:

2 = September I 996 :t Master Repurchase Agreemen t

a."Purchase Price", (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (i i) thereafter, except where Buyer and Seller agree oth erwise, such price i ncreased by the amou nt of any cash transferred by Buyer to Seller pur suant to Paragraph 4 (b) hereof and decreased by the amou n t of any cash transferred by Seller to Buyer pursuant to Paragraph 4 (a) hereof or applied to reduce Seller's obligations u nder clause (ii) of Paragra ph 5 hereof;

b." Purchased Secu rities", the Securities transferred by Seller to Buyer in a Transaction here under, and any Securities substituted therefor i n accordance with Paragraph 9 hereof. The term '; Purchased Securities" with respect to any Transaction at any time also shall include Add i tional Purchased Securities delivered pursuant to Paragraph 4 (a) hereof and shall exclude Securities returned pursuant to Paragraph 4 (b) hereof;

(q)"Repurchase Date", the date on which Seller is to repurchase the Purchased Securities from Buyer, i ncluding any date determined by application of the provisions of Paragraph 3 (c) or 11 hereof;

(r)" Repurchase Price", the price at which Purchased Securities are to be transferred from Buyer to Seller u pon termination of a Transaction, which will be determ i ned in each case (including Transactions terminable upon dema nd) as the sum of the Purchase Price and the Price Differential as of the date of such determina tion;

(s)"Seller's Margin Amou nt'', wi th respect to any Transaction as of any date, the amount obtained by application of the Seller's Margi n Percentage to the Repurchase Price for such Transaction as of such date;

(t)''Seller's Margi n Percentage", with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer's Margi n Percen tage) agreed to by Buyer and Seller or, i n the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

3.Initiation; Confirmation; Termination
(a)An agreement to enter into a Transaction may be made ora lly or i n writing at the initia tion of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securi ties shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

(b)Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both) , as shall be agreed , shall promptly deliver to the other party a wri tten confirmation of each Transaction (a "Confirma tion") . The Confirmation shall describe the Purchased Securities (including CUSIP nurnber, if any) , identify Buyer and Seller and set forth (i) the Pu rchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller wi th respect to the Transaction to which the Confirmation relates, unless with

September 1996 • Master Repurchase Agreement • 3

respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirma tion and this Agreement, this Agreement shall prevail.

a.In the case of Transactions termina ble u pon demand, such demand shall be made by Buyer or Seller. no later than such time as is customary in accordance with market prac tice, by telephone or otherwise on or prior to the business day on which such termination wtil be effective. On the date specified i n such demand, or on the date fixed for termina tion i n the case of Transa cti ons havi ng a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income i n respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

1.. Ma rgi n Main tenance
a.If at any tirne the aggregate Market Value of all Pu rchased Securities subject to all Transactions in wh ich a particular party hereto is acting as Buyer is less than the aggre gate Buyer's Margin Amount for all such Transactions (a "Margin Deficit") , then Buyer may by notice to Seller requi re Seller in such Transactions , at Seller's option, to transfer to Buyer cash or additional Securities reasona bly acceptable to Buyer ("Additional
Purchased Securities") , so tha t the cash and aggregate Market Value of the Purchased Securities, including any such Additional Pu rchased Securities, will thereupon equal or exceed such aggregate Buyer's Margin Amoun t (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as
Sel ler) .

b.If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions i n which a particular party hereto is acting as Seller exceeds the aggregate Seller's Margin Amount for all such Transactions at such time (a "Margi n Excess") , then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer's option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after ded uction of any such cash or any Purchased Securities so transferred , will thereupon not exceed such aggregate Seller's Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Tra nsactions in which such Seller is acting as Buyer) .

c.If a ny notice is given by Buyer or Seller und er subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadlin e on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subpara graph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

d.Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed u pon by Buyer and Seller

4 11 September 1996 Master Repurchase Agreement

(e) Seiler and Buyer may agree, with respect to any or all Transactions hereu nder, that the respective righ ts of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be. exceeds a specified dollar amount or a specified percentage of the Repu rchase Prices for such Transactions (which amou nt or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

(f) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective righ ts of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to requ ire the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Defici t or Margin Excess exists with respect to any single Transaction hereunder (calcula ted without regard to any other Transaction ou tstanding under this Agreement) .

5. Income Payments
Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Secu rities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sol d to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall rea sonably determine i n its discretion) , on the date such Income is paid or distributed either (i) tra nsfer to or credit to the account of Seller such Income with respect to any Purchased
Secur i ties subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller u pon termination of such Tra nsaction. Buyer shall not be obligated to take any action pu rsuan t to the preceding sentence (A) to the extent that such action would result in the cre ation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Add i tional Purchased Securities sufficient to eliminate such Margin Deficit, or
(B) if an Event of Default with respect to Seller has occurred and is then continuing at the ti me such Income is paid or distributed.

6. Security Interest
Al t hough the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations u nder each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.

7 . Payment and Transfer
Unless otherwise mu tually agreed, all tra nsfers of funds hereunder shall be in immediately availa ble funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by du1y executed instruments of transfer or assignrnent i n blan k and such other documentation as the party receiving possession may reasona bly request, (ii) shall be transferred on the book- entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other met.hod mutually acceptable to Seller and Buyer

September 1996 • Master Repurchase Agreement • 5

8. Segregation of Purchased Securities
To the extent req uired by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other secu rities in its possession and shall be identified as subject to this Agreement. Segregation rnay be accomplished by appropriate identification on the books and records of the holder, incl uding a financial or securities intermediary or a clearing corpo ra tion. All of Seller's in terest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothi ng in this Agreement shall pre-
el ude Buyer from engaging in repurchase transactions with the Purchased Securities or other wise selling, transferring, pledging or hypothecati ng the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pur· suant to Paragraph 3, 4 or 11 hereof, or of Buyer's obligation to credit or pay Income to, or apply Income to the obligations of , Seller pursuant to Paragraph 5 hereof
Req uired Disclosure for Transactiit? Which the Seller 1
Retains Custody of the Purchased Securities
Seller is not. permitted to substitute other secut:ities for those sulject to this Agreement and therefore must keep Buyer's securities segregated at all ti mes, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer's securities will likely be commingled with Seller's own securities during the trading day. Buyer is advised that, during any trading clay that Buyer's securities are commingled with Seller's securities, they [will]* [may]** be subject to hens granted by Seller to [its clearing bank]* [third parties]** and rnay be used by Seller for deliveries on other securities transactions . Whenever the securities are commingled, Seller's ability to resegregate substitu te securi ties for Buyer will be subject to Seller's ability to satisfy [the clear ing]* [anyJ * ' lien or to obtai n substitute securities.
* Language to be used under 17 C.F.R f3403.4 (e) if Seller is a government secu rities broke
LI or de:a l er ot:h-e-r·t:·h an a financial institu tion .

9.Substituti on
used u nd er 17 C.F. R. f3403.5 (d) if Seller is a financial institu tion. _J

a.Seller may. subject to agreement with and acceptance by Buyer, substitu te other Securities for a ny Pu rchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitu tion, the substitu ted Securities shall be deemed to be Purchased Securi ties.

b.In Transactions i n which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragra ph, to have agreed to and accepted i n this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted .

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10.Representat ions
Each of Buyer and Seller represents and warran ts to the other that (i) it is duly authorized to execu te and deliver this Agreement, to enter into Transactions contemplated hereunder and to perfor m its obligations hereu nder and has taken all necessary action to authorize such exe cution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed i n writing, i n the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed pri ncipal) , (iii) the person signing this Agreemen t on its behalf is d uly authorized to do so on its behalf (or on behalf of any such disclosed principal) , (iv) it has obtained all authorizations of any governmental body requ ired i n connection with this Agreement and the Transactions hereunder and such autho ri zations are in full force and effect and (v) the execu tion, delivery and performance of this Agreemen t and the Transactions hereunder will not violate any law, ordinance, charter, by law or rule applicable to it or any agreement: by which it is bound or by which any of i ts assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11.:Even ts of Defa ult
In the event tha t (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities u pon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer
Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to com  ply with Paragraph 4 hereof, (iv) Buyer fails, after one business day's notice, to comply with Pa ragra ph 5 hereof, (v) an Acl of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall ad mit to the other i ts i nability to, or its intention not to, perform any of its oblig ations hereunder (each an "Event of Defaul t"):

(a)The nondefault.i ng party may, at its option (which option shall be deemed to have been exercised im mediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option . the Repu rchase Date for each Transaction hereunder shall, if it has not already occu rred, be deemed im mediately to occur (except tha t, i n the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The nondefaulting party shall (except upon the occurrence of a n Act of Insolvency) give notice to the defaul ting party of the exercise of su ch option as promptly as practicable.

(b)In all Transactions i n which the defaulting party i.s acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party's obligations i n such Transactions to repurchase all Pu rchased Securities, at the Repurchase Price therefor oh the Repurchase Da te deter mined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the nondefa ulting party a nd applied to the aggregate unpaid Repurchase Prices and any other am ounts owing by the defaulting party hereu nder, and
(iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party's posses sion or control.

September 1996 • Master I<.epurchase Agreement • 7

a.In all Transactions in which the defaulting party is acting as Buyer, u pon tender by the nondefaulti ng party of payment of the aggregate Repurchase Prices for all such
Tra nsactions, all right, ti tle and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.

b.If the nond efa ulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the nondefaulting party, without prior notice to the defaulting party, may:

i.as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable man ner) at such price or prices as the nondefa ulting party may reasona bly deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaul ting party hereunder or (B) in its sole discretion elect, in lieu of selli ng all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recogni zed source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amou nts owing by the defaulting party hereunder; and

ii.as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable man ner) at such price or prices as the nondefaulting party may reasonably deem satisfac·· tory. securities ("Replacement Securities") of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefault ing party as req uired hereunder or (B) i n its sole discretion elect. in lieu of purchas ing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recen t closing offer quotation from such a source.

Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded i n a recognized market, (2) i n the absence of a generally recognized source for prices or bid or offer quo tations for any Security, the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accr ued Income (except to the extent contrary to market practice with respect to the rel ··· evant Securities) .

c.As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be lia ble to the nondefaulting party for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securi ties over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaul ting party under Paragraph 5 hereof or otherwise hereunder.

d.For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the

8 • September 1996 1• Master Repurchase Agre emen t

amou nt of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in sub paragra ph (a) of this Paragraph.

a.The defaulti ng par ty shall be liable to the nondefaulti ng party for (i) the amount of all reasonable legal or other expenses incurred by the nondefaulti ng party in connection with or as a result of an Even t of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions i n connection with or as a result of an Event of Default, and (iii) any other loss. damage. cost or expense directly arising or resulting from the occu rrence of an Event of Default l n respect of a Transaction.

(h) 'fo the extent permitted by appl icabl e law, the defaulting party shall be liable to the non defaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulti ng party becomes liable for such amou nts hereunder u n til such amou nts are (i) paid i n full by the defaulting party or (ii) satisfied in full by the exercise of the nondefa ulting party's rights hereu nder. In terest on any sum payable by the default
i ng par ty to the nondefaulting party u nder this Paragraph 11(h) shall be at a rate equal to the greater of thf: Prici ng Rate for the relevant Transaction or the Prime Rate.

(i) The nondefaulting party shall have, i n addition to its righ ts hereunder, any rights other  wise available to it under any other agreement or applicable law.

1.Single Agreement
Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transacti.ons hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of i ts obligations in respect of each Transaction hereu nder, and that a default in the perfor mance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them i n respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

2.Not ices and Other Com munica t ions
Any and al l notices, statements, demands or other communications hereu nder may be given by a par ty to the other by mail, facsimile. telegraph. messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at. any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereun der may be made orally, to be confirmed promptly in writing, or by other commu nication as specified i n the precedi ng sentence .

September 1996 • Master Repurchase Agreement • 9

1.Entir e Agreemen t; Severabili ty
This Agreemen t shall supersede any existi ng agreements between the parties containing gen eral terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

2.Non-assig na bility ; Termination
a.The rights and obligations of the pa rties u nder this Agreement and under any
Transaction shall not be assigned by either party without. the prior written co,nsent of the other party, and any such assignment withou t the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inu re to the bene.fit of the parties and their respective successors and assigns. This Agreement may be termi na ted by either party
u pon giving written notice to the other, except that this Agreement shall, notwithstanding su ch notice, remain applicable to any Transactions then outstanding.

b.Subparagra ph (a) of this Paragraph 15 shall not precl ude a party from assigning, charg ing or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.

3.Governing Law
This Ag reement: shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

17.No Waivers, Etc.
No express or im plied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Defa ult and no exercise of any remedy hereu nder by a ny party shall constitu te a waiver of its right to exercise any other remedy hereu nder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure here from shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Withou t limitation on any of the foregoing, the failure to give a notice pur  suant to Paragraph 4 (a) or 4 (b) hereof will not constitute a waiver of any right to do so at a la ter date.

18.Use of Employee Pian Assets
(a)If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") are intended to be used by either party hereto
(the "Plan Party") i n a Transaction, the Plan Party shall so notify the other party prior to the Tra nsaction. The Plan Pa rty shall represent in writing to the other party that the Transaction does not constitute a prohi bited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

! 0 • Seplernber 1 996 • MasLer Repurchase Agreement

(b)Subject to t.he last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furn ishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its fina ncial condition .

(c)By entering into a Transaction pursuant to this Paragra ph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller's latest such financial statements, there has been no ma terial adverse change in Seller's financial condition which Seller has not dis closed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statemen ts of its financial condition as they are issued , so long as it is a Seller in any out standing Transaction involving a Plan Party.

19.Intent
(a) The parties recognize tha t each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable) , and a "securities contract" as that term is defi ned i n Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplica ble) .

(b) It is understood that either party's right to liquidate Securities delivered to it in connec tion wi th Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Secti ons 555 and 559 of Title 11 of the United States Code, as amended .

(c)The parties agree and acknowledge that if a party hereto is an "i nsured depository insti tu tion," as such term is defined i n the Federal Deposit Insurance Act, as amended
(" FDIA") , then each Transaction hereu nder is a "qualified financial contract," as that term is d efined in FDIA and any rules, orders or policy statemen ts thereu nder (except insofar as the type of assets subject to such Transaction would render such definition inapplica ble) .

(d)It is understood that this Agreement constitutes a "netting contract" as defined in and suqject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a "covered contractual payment entitlement" or "covered contractual payment obligation''. respectively, as defined in and subject to FDI CIA (except insofar as one or both of the parties is not a "financial institution" as that term is defi ned in FDICIA) .

20.Disclosure Relat ing to Certain Federal Protections
The parties acknowledge that they have been advised that:

(a)in the case of Transactions in which one of the parties is a broker or dealer registered
\Vith the Securities and Exchange Commission ("SEC") under Section 15 of the Securities Exchange Act of 1934 (" 1934 Act"), the Securities Investor Protection Corporation has

September 1996 • Master Repurchase Agreement • 11

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/s/ Bik wan Chung Authorized Signatory

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taken the position that the provisions of the Securities Investor Protection Act of 1970 ("SIPA") do not protect the other party with respect to any Transaction hereunder;

(b)in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section lSC of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

Credit Suisse AG, Cayman Islands Branch
GCAT Depositor 2017-19 LLC

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12 • September 1996 • Master Repurchase Agreement